UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2024

PERMIAN RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

(Address of Principal Executive Offices) (Zip Code)

(432) 695-4222

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On July 29, 2024, Permian Resources Corporation (NYSE: PR) (“Permian Resources,” “we,” “us” or “our”) issued a press release announcing the pricing of an upsized private offering of $1,000.0 million aggregate principal amount of 6.25% senior notes due 2033 (the “Notes”) of Permian Resources Operating, LLC, a Delaware limited liability company and subsidiary of Permian Resources (the “Issuer”). A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

On July 29, 2024, Permian Resources issued a press release announcing the pricing of its previously announced underwritten public offering of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Permian Resources. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including the Exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01.	Other Events.

Purchase Agreement

On July 29, 2024, the Issuer, Permian Resources and certain of its subsidiaries (together with Permian Resources, the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC (the “Representative”), as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the offering (the “Notes Offering”) of the Notes. The Issuer expects the net proceeds from the Notes Offering to be approximately $987.9 million, after deducting the Initial Purchasers’ discount and estimated offering expenses and excluding accrued interest. The Issuer intends to use the net proceeds from the Notes Offering (i) to purchase for cash any and all of the Issuer’s outstanding 7.75% Senior Notes due 2026 (the “2026 Notes”), pursuant to the previously announced tender offer that commenced concurrently with the Notes Offering (the “Tender Offer”), including any related premiums and expenses in connection therewith, (ii) to the extent any 2026 Notes remain outstanding after the Tender Offer, to fund the redemption of all 2026 Notes not purchased in the Tender Offer (the “Redemption”), (iii) to fund a portion of the purchase price for the recently announced acquisition of oil and gas properties, interests and related assets owned by certain affiliates of Occidental Petroleum Corporation (the “Acquisition”) and (iv) with any remaining net proceeds, to repay a portion of the amounts outstanding under the Issuer’s revolving credit facility (the “credit facility”). The Tender Offer is conditioned on the consummation of the Notes Offering, but the Notes Offering is not conditioned upon the completion of the Tender Offer. Subject to completion of the Tender Offer, we intend to redeem all 2026 Notes not purchased in the Tender Offer on or about February 15, 2025 at a redemption price of 100.000% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. The Notes Offering is not conditioned on the consummation of the Acquisition, and the Acquisition is not conditioned on the consummation of the Notes Offering.

The Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes Offering is expected to close on August 5, 2024, subject to customary conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuer and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Issuer and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Issuer and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuer or the Guarantors having more than one year until maturity for a period of 30 days after the date of the Purchase Agreement without the prior written consent of the Representative, subject to certain exceptions.

Certain of the Initial Purchasers and their respective affiliates have provided, and may in the future provide, a variety of sales and trading, commercial and investment banking, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, the Representative is serving as the sole dealer manager for the Tender Offer. Certain of the Initial Purchasers and/or their affiliates may be holders of the 2026 Notes and/or are lenders under the credit facility. In particular, an affiliate of the Representative is a lender and the administrative agent under the credit facility, and affiliates of other Initial Purchasers are lenders under the credit facility. Accordingly, any such Initial Purchasers and/or their affiliates may receive a portion of the net proceeds from the Notes Offering to the extent any such proceeds are used to fund the Tender Offer, the Redemption or to repay amounts outstanding under the credit facility. In addition, in the ordinary course of their business activities, the Initial Purchasers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuer or its affiliates.

Underwriting Agreement

On July 29, 2024, Permian Resources and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC (the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which Permian Resources agreed to sell to the Underwriters, and the Underwriters agreed to purchase from Permian Resources, subject to and upon the terms and conditions set forth therein, an aggregate 26,500,000 shares of Class A Common Stock (the “Equity Offering”), at a price to the public of $15.30 per share. The Equity Offering was made pursuant to a registration statement previously filed by Permian Resources with the U.S. Securities and Exchange Commission (the “SEC”), which became effective automatically upon filing on May 24, 2024, by means of a prospectus that meets the requirements under the Securities Act, and the prospectus supplement dated July 29, 2024 and filed with the with the SEC on July 30, 2024 (such supplement, together with the base prospectus, the “Prospectus”).

The Equity Offering is expected to close on July 30, 2024, and Permian Resources is expected to receive proceeds from the Equity Offering of approximately $401.9 million (less the underwriting discounts and commissions). As described in the Prospectus, Permian Resources intends to use the net proceeds from the Equity Offering, along with a portion of the net proceeds of the Notes Offering, to fund a portion of the aggregate purchase price for the Acquisition, which is expected to close during the third quarter of 2024, subject to customary closing conditions. The Acquisition is not contingent upon the completion of the Equity Offering or the Notes Offering. In the event the Acquisition is not consummated, or if there are any remaining net proceeds from the Equity Offering following its consummation, we intend to use the portion of the net proceeds from the Equity Offering for general corporate purposes, including potential future acquisitions.

The Underwriting Agreement contains customary representations, warranties and agreements of Permian Resources and other customary obligations of the parties and termination provisions. A legal opinion related to the Equity Offering is filed herewith as Exhibit 5.1.

The Underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Permian Resources and its affiliates, for which they received or will receive customary fees and expenses. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1+	Underwriting Agreement, dated July 29, 2024, by and among Permian Resources Corporation and the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

99.1	Press Release, dated July 29, 2024, announcing pricing of the Notes Offering.

99.2	Press Release, dated July 29, 2024, announcing pricing of the Equity Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy M. Oliphint
Guy M. Oliphint
Executive Vice President and Chief Financial Officer

Date:	July 30, 2024

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